UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2003

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19591	33-0245076
(Commission File No.)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 860-2500

Item 12. Results of Operations and Financial Condition.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 12. Results of Operations and Financial Condition.

     On November 10, 2003, Epimmune Inc. issued a press release announcing financial results for the period ended September 30, 2003. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

     In accordance with general instruction B.6 of Form 8-K, the information in this report, including the exhibit, is furnished pursuant to Item 12 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.

Dated: November 10, 2003	By:	/s/ Robert DeVaere

Robert DeVaere
Vice President, Finance and Chief Financial Officer
(Principal Accounting Officer and Officer
duly authorized to sign this report on
behalf of the Registrant)

INDEX TO EXHIBITS

99.1	Press Release of Epimmune Inc. dated November 10, 2003.